Exhibit 10.3 RETIREMENT AGREEMENT between 1. NXP Semiconductors Germany GmbH, a company registered and incorporated under the laws of Germany having its principal place of business in Hamburg (the “Company”), 2. NXP Semiconductors N.V., a public limited liability company (naamloze vennootschap) with seat in Eindhoven, the Netherlands and address at High Tech Campus 60, 5656 AG Eindho- ven, the Netherlands (“NXP”), and 3. Mr. Kurt Sievers (“Mr. Sievers”), together the "Parties”. Preamble Mr. Sievers is employed by the Company on the basis of the employment contract dated October 23, 2009 between Mr. Sievers and the Company (the “Employment Contract”) and a secondment ad- dendum dated March 5, 2020 between Mr. Sievers and the Company (the “Secondment Adden- dum”). Separately, Mr. Sievers and NXP entered into a management agreement dated March 5, 2020 to serve as executive director of the board of directors of NXP (“Executive Director”) and CEO of NXP (the “Management Agreement”). By letter dated April 23, 2025 (the “Resignation Notice”), Mr. Sievers has duly provided notice of his retirement from the Company and NXP and thereby (i) terminated the employment relationship with the Company effective as of December 31, 2025, (ii) terminated the Management Agreement effective as of October 28, 2025 and (iii) resigned as Executive Director and CEO of NXP effective as of October 28, 2025. The Parties have agreed to settle the terms and conditions in connection with the above by mutual consent in this agreement (the “Retirement Agreement”). Now, therefore, the Parties agree as follows: 1. DUTIES 1.1 Until the resignation as Executive Director and CEO on October 28, 2025, Mr. Sievers will continue to provide his services as Executive Director and CEO under the Management Agree- ment. 1.2 Upon Mr. Sievers’ resignation as Executive Director and CEO on October 28, 2025, the Se- condment Addendum is extended through December 31, 2025, during which period Mr.

Retirement Agreement – April 28, 2025 2 / 4 Sievers will render strategic advice to the Chief Executive Officer of NXP and assist in the transition of duties and other tasks as needed and requested by the Chief Executive Officer of NXP. 2. TERMINATION 2.1 The Management Agreement will terminate on October 28, 2025 upon Mr. Sievers' initiative as set out in the Resignation Notice. 2.2 Subject to section 2.1, the employment relationship between Mr. Sievers and the Company, including the Employment Contract and the Secondment Addendum, as well as any other ex- isting service or employment relationship between Mr. Sievers and the Company or another company affiliated with the Company pursuant to sec. 15 of the German Stock Corporation Act (Aktiengesetz – AktG) (“Affiliated Company”), including NXP, will end on December 31, 2025 (hereinafter the “Termination Date”) upon Mr. Sievers' initiative as set out in the Resignation Notice. 3. SETTLEMENT OF ACCOUNTS 3.1 The Company will continue to process Mr. Sievers’ gross monthly base salary and other ben- efits in effect at the time of this Retirement Agreement under the Employment Contract and the Secondment Addendum until the Termination Date, and under the Management Agreement until October 28, 2025, and will pay out the resulting net amounts to Mr. Sievers. No additional payments or compensation are due by NXP to Mr. Sievers. 3.2 The Company acknowledges that outstanding equity awards will continue to vest through the Termination Date. Any outstanding equity awards or entitlements that have not yet vested at the Termination Date will be forfeited at such date. Mr. Sievers will be fully eligible for the 2025 annual incentive program bonus payment (to be paid in 2026 in line with documented company performance for first and second half 2025), subject to the achievement of applicable perfor- mance metrics. 3.3 No other remuneration (allowances, premiums, commissions, gratuities or similar) or sever- ance is owed to Mr. Sievers. 3.4 The Company will process and reimburse to Mr. Sievers in the usual manner any travel ex- penses and other expenses incurred by him until the Termination Date. 4. TAX 4.1 The Company will continue to provide tax filing support for Mr. Sievers relating to tax years in which he receives income in connection with his employment under the Employment Contract and the Secondment Addendum. 5. ADDITIONAL RESIGNATIONS/VACATION/RELEASE 5.1 Mr. Sievers will resign from all offices which he holds at Affiliated Companies on the Termina- tion Date or on any earlier date as requested by the Company. He will execute all documents relating to such resignation in the form that the Company deems necessary or expedient for the resignations to take effect or for their disclosure. 5.2 The vacation for the previous years has been granted and taken by the time this Retirement Agreement is signed. Any remaining vacation for the current year will be granted and taken prior to the Termination Date.

Retirement Agreement – April 28, 2025 3 / 4 6. COMPANY PENSION SCHEME Any vested pension rights of Mr. Sievers under the company pension scheme remain unaffected by this Retirement Agreement. 7. FINAL DISCHARGE Except where it concerns compliance with this Retirement Agreement, the Parties hereby grant each other full and final discharge in relation to the Employment Contract, the Secondment Addendum and the Management Agreement, and waive any rights that they may have against each other. The final discharge also relates to any claims concerning Affiliated Companies. 8. CONFIDENTIALITY 8.1 The parties acknowledge that the confidentiality provisions of the Employment Agreement and Secondment Addendum continue to apply, subject, however, that to the extent the duty of confidentiality therein unduly hinders the advancement of the Employee's career, the Em- ployee can request the Company to restrict the duty of confidentiality. The Employee's right to use his acquired knowledge shall remain unaffected, provided that this does not require re- course to documents, in particular notes, presentations, minutes, reports, correspondence and similar documents, all data carriers/data as well as copies or other - including electronic - re- productions thereof, which contain confidential matters of the Company. 9. FINAL PROVISIONS 9.1 No oral side agreements exist. Amendments or additions to this Retirement Agreement, includ- ing to this provision, require written form to be valid unless it can be proven that they have been individually agreed between the Parties. 9.2 This Retirement Agreement is subject to German law, provided that the termination of the Man- agement Agreement is governed by Dutch law and all disputes relating to the termination of the Management Agreement will be submitted to the competent Dutch courts. 9.3 Should any provision of this Retirement Agreement be or become invalid in whole or in part, the validity of the remaining provisions of this Retirement Agreement will not be affected thereby. If a provision is found to be invalid, the Parties undertake to negotiate a valid and reasonable replacement provision that comes closest to the economic purpose pursued by the invalid provision. The same applies in case of a contractual gap.

Retirement Agreement – April 28, 2025 4 / 4 April 28, 2025 date NXP Semiconductors Germany GmbH /s/ Greg Summe Greg Summe, NXP Semiconductors Germany GmbH NXP Semiconductors N.V. /s/ Julie Southern Julie Southern, Chair of the Board of Directors. NXP Semiconductors N.V. /s/ Greg Summe Greg Summe, Chair of the Human Resources and Compensation Committee of the Board of Directors April 28, 2025 date /s/ Kurt Sievers Kurt Sievers